Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sabre Industrial, Inc.
West Palm Beach, Florida

I hereby consent to the incorporation by reference in this Registration Statement on Form 10 my report dated March 4, 2010, relating to the financial statements for the fiscal years ended March 31, 2008 and 2009.

/S/ Michael F. Cronin
Michael F. Cronin
Certified Public Accountant

March 9, 2010